UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )
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The Duckhorn Portfolio, Inc.
(Name of Registrant as Specified In Its Charter)

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The Duckhorn Portfolio, Inc.
1201 Dowdell Lane
Saint Helena, CA 94574
Dear Stockholders:
You are cordially invited to attend The Duckhorn Portfolio, Inc. Annual Meeting of Stockholders (the “Annual Meeting”) on January 18, 2022 at 9:30 AM Pacific Time. This year’s Annual Meeting will be held virtually and in person to give our stockholders additional options for participation. Stockholders will be able to attend and vote online (for those who intend to vote at the Annual Meeting) at www.virtualshareholdermeeting.com/NAPA2022 by entering the 16-digit control number provided on their Notice (as defined below). This website will contain instructions on how to participate in the Annual Meeting in advance of the meeting. The Company has designed the format of the Annual Meeting to ensure that stockholders who attend the Annual Meeting virtually are afforded the same rights and opportunities to participate as they would at the in-person meeting, using online tools to ensure stockholders access and participation. If you plan to attend the Annual Meeting in person and are a registered stockholder, please bring the Notice of Internet Availability of Proxy Materials that was mailed to you and a valid form of identification. If your shares are registered in the name of a bank or your broker, please bring your bank or brokerage statement showing your beneficial ownership with you to the Annual Meeting. In order to vote your shares in person at the Annual Meeting, if you are not a registered stockholder, you must first obtain a valid proxy from the bank or broker that holds your shares. If you plan to attend the meeting in person, we kindly request that you send an email to proxy@duckhorn.com notifying us of your attendance by Wednesday, December 15, 2021. Please also note that we will be enforcing Napa County's mask mandate, which states that all persons (employees, contractors, visitors and patrons) are required to wear a face covering when indoors regardless of vaccination status.
On or about November 23, 2021, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement for the Annual Meeting and our 2021 Annual Report on Form 10-K. The Notice also provides instructions on how to vote online or by telephone and includes instructions on how to receive a paper copy of the proxy materials by mail. The matters to be acted upon at the meeting are described in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.
The proxy statement accompanying this letter describes the business we will consider at the meeting. Your vote is important regardless of the number of shares you own. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares promptly by mail, telephone or Internet as instructed on the enclosed proxy card or voting instruction card. Proxies forwarded by or for brokers or fiduciaries should be returned as requested by them.
We hope that you will be able to join us virtually or in person on January 18, 2022.
Sincerely,

Alex Ryan
President, Chief Executive Officer and Chairman of the Board of Directors

IF YOU PLAN TO ATTEND THE ANNUAL MEETING
The Notice includes your control number, which will serve as an admission ticket for one stockholder to attend the Annual Meeting virtually or in person. On or about November 23, 2021, we also first mailed the proxy statement and the enclosed proxy card to certain stockholders. If you received a paper copy of the proxy materials in the mail, the proxy card includes the control number for one stockholder to attend the Annual Meeting virtually or in person. If you plan to attend the Annual Meeting in person and are a registered stockholder, please bring the Notice of Internet Availability of Proxy Materials that was mailed to you and a valid form of identification. If your shares are registered in the name of a bank or your broker, please bring your bank or brokerage statement showing your beneficial ownership with you to the Annual Meeting. In order to vote your shares in person at the Annual Meeting, if you are not a registered stockholder, you must first obtain a valid proxy from the bank or broker that holds your shares. Stockholders holding stock in brokerage accounts (“street name” holders) will need to obtain the control number reflecting their stock ownership as of the record date, November 19, 2021. If you plan to attend the meeting in person, we kindly request that you send an email to proxy@duckhorn.com notifying us of your attendance by Wednesday, December 15, 2021. Please also note that we will be enforcing Napa County's mask mandate, which states that all persons (employees, contractors, visitors and patrons) are required to wear a face covering when indoors regardless of vaccination status.

The Duckhorn Portfolio, Inc.
1201 Dowdell Lane
Saint Helena, CA 94574
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Dear Stockholder:
The Fiscal 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of The Duckhorn Portfolio, Inc. (the “Company”) will be held on January 18, 2022. The Annual Meeting will be held in a virtual format at www.virtualshareholdermeeting.com/NAPA2022 and in-person format at our Paraduxx Winery at 7257 Silverado Trail, Napa, CA 94558. The Annual Meeting may be accessed by entering the 16-digit control number provided on your Notice at www.virtualshareholdermeeting.com/NAPA2022. Login will be available starting on January 18, 2022 at 9:15 AM Pacific Time. The meeting will begin promptly on January 18, 2022 at 9:30 AM Pacific Time for the following purposes:
1.	Election of the three director nominees named in the Proxy Statement to serve until the annual meeting of stockholders occurring in the fiscal year ending July 31, 2025 (“Fiscal 2025”);
2.	Ratification of the appointment of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for the fiscal year ending July 31, 2022 (“Fiscal 2022”);
3.	Approval, on an advisory basis, of the compensation of our named executive officers;
4.	Approval, on an advisory basis, of the frequency of future stockholder advisory votes on the compensation of our named executive officers; and
5.	Transacting such other business as may properly come before the meeting or any adjournment thereof.
These proposals are more fully described in the Proxy Statement accompanying this Notice.
November 19, 2021 has been fixed as the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. Only stockholders of record at the close of business as of the record date will be entitled to notice of, and to vote at, the Annual Meeting. If you would like an opportunity to view the stockholder list, it will be available 10 calendar days in advance of the meeting. Please contact proxy@duckhorn.com to make accommodations to view the list. The list will also be available for inspection at the Annual Meeting. Your vote is important. Whether or not you expect to attend the Annual Meeting, we encourage you to vote by Internet, by telephone or by completing, signing and dating your printable proxy card and returning it as soon as possible. If you are voting by Internet or by telephone, please follow the instructions on your proxy card. If you attend the Annual Meeting virtually or in person and vote during the meeting, your proxy will not be used.
If you need assistance voting your shares, please call Broadridge Financial Solutions, Inc. technical support at (844) 986-0822 (domestic) or (303) 562-9302 (international).
You may attend the Annual Meeting virtually or in person and vote your shares during the meeting, even if you previously voted by Internet, telephone or if you returned your proxy card. Your proxy (including a proxy granted by the Internet or by telephone) may be revoked by sending in another signed proxy card with a later date, sending a letter revoking your proxy to me in Saint Helena, California, voting again by Internet or telephone, or attending the Annual Meeting virtually or in person and voting during the meeting. If you are a registered stockholder (meaning you hold your shares directly in your name), you must present a valid control number to attend the meeting virtually or in person. If you are a beneficial stockholder (meaning your shares are held in the name of a broker, bank or other holder of record), you will also need to present a control number showing proof of ownership to attend the meeting virtually or in person.

We look forward to seeing you in Wine Country or virtually this January. Thank you for your ongoing support of and interest in The Duckhorn Portfolio, Inc.
By Order of the Board of Directors,

Sean Sullivan
Executive Vice President, Chief Administrative Officer and General Counsel
November 23, 2021
Important notice regarding the Internet availability of proxy materials for the Annual Meeting to be held on January 18, 2022. Stockholders may access, view and download the Proxy Statement and the 2021 Annual Report at www.proxyvote.com.

THE DUCKHORN PORTFOLIO, INC.
PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
January 18, 2022
INTRODUCTION
This Proxy Statement provides information for stockholders of The Duckhorn Portfolio, Inc. (“we,” “us,” “our,” “Duckhorn” and the “Company”), as part of the solicitation of proxies by the Company and its board of directors (the “Board”) from holders of the outstanding shares of the Company’s common stock, par value $0.01 per share, for use at the Company’s annual meeting of stockholders to be held in a virtual format at www.virtualshareholdermeeting.com/NAPA2022 and in person at Paraduxx Winery, 7257 Silverado Trail, Napa, CA 94558 at 9:30 AM Pacific Time on January 18, 2022, and at any adjournments or postponements thereof (the “Annual Meeting”). If you plan to attend the Annual Meeting in person and are a registered stockholder, please bring the Notice of Internet Availability of Proxy Materials that was mailed to you and a valid form of identification. If your shares are registered in the name of a bank or your broker, please bring your bank or brokerage statement showing your beneficial ownership with you to the Annual Meeting. In order to vote your shares in person at the Annual Meeting, if you are not a registered stockholder, you must first obtain a valid proxy from the bank or broker that holds your shares. If you plan to attend the meeting in person, we kindly request that you send an email to proxy@duckhorn.com notifying us of your attendance by Wednesday, December 15, 2021. Please also note that we will be enforcing Napa County's mask mandate which states that all persons (employees, contractors, visitors and patrons) are required to wear a face covering when indoors regardless of vaccination status.
At the Annual Meeting, stockholders will be asked to vote either directly or by proxy on the following matters discussed herein:
1.	Election of the three director nominees named in the Proxy Statement to serve until the Fiscal 2025 annual meeting of stockholders;
2.	Ratification of the appointment of PwC as our independent registered public accounting firm for Fiscal 2022;
3.	Approval, on an advisory basis, of the compensation of the Company’s named executive officers;
4.	Approval, on an advisory basis, of the frequency of future stockholder advisory votes on the compensation of our named executive officers; and
5.	Transacting such other business as may properly come before the meeting or any adjournment thereof.
A Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy materials, including this Proxy Statement and our 2021 Annual Report on Form 10-K, was mailed to stockholders on or about November 23, 2021. The Notice also provides instructions on how to vote over the Internet, by phone or by mail. If you receive a Notice by mail, you will not receive printed and mailed proxy materials unless you specifically request them.

Information About the Annual Meeting and Voting
We include this Q&A section to provide some background information and brief answers to several questions you might have about the Annual Meeting. We encourage you to read this Proxy Statement in its entirety.
Why are we providing these materials?
The Board is providing these materials to you in connection with our Annual Meeting, which will take place on January 18, 2022, and will be held in a virtual format at www.virtualshareholdermeeting.com/NAPA2022 and in person at Paraduxx Winery, 7257 Silverado Trail, Napa, CA 94558 beginning at 9:30 AM Pacific Time. Stockholders are invited to participate in the Annual Meeting and are requested to vote on the proposals described herein. Please be sure to retain the control number listed on your voting instruction card in order to attend our virtual or in-person stockholder meeting.
What information is contained in this Proxy Statement?
This Proxy Statement contains information relating to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of our directors and most highly paid executive officers and other required information.
What proposals will be voted on at the Annual Meeting?
There are four proposals scheduled to be voted on at the Annual Meeting:
•	Election of the three director nominees named in this Proxy Statement to serve until the Fiscal 2025 annual meeting of stockholders;
•	Ratification of the appointment of PwC as our independent registered public accounting firm for Fiscal 2022;
•	Approval, on an advisory basis, of the compensation of our named executive officers; and
•	Approval, on an advisory basis, of the frequency of future stockholder advisory votes on the compensation of our named executive officers.
We will also consider other business that properly comes before the Annual Meeting.
What shares can I vote?
You may vote all shares of common stock that you owned as of the close of business on the record date, November 19, 2021. You may cast one vote per share, including shares (i) held directly in your name as the stockholder of record and (ii) held for you as the beneficial owner through a stockbroker, bank or other nominee. The proxy card will indicate the number of shares.
As of November 19, 2021, there were 115,046,793 shares of common stock outstanding, all of which are entitled to be voted at the Annual Meeting.
A list of stockholders will be available at our headquarters at 1201 Dowdell Lane, Saint Helena, CA 94574 for a period of at least ten calendar days prior to the Annual Meeting and at the Annual Meeting itself for examination by any stockholder.
What are the voting rights of stockholders?
Each share of our common stock is entitled to one vote. There is no cumulative voting.
What is the difference between being a stockholder of record and a beneficial owner?
Many of our stockholders hold their shares through stockbrokers, banks, or other nominees, rather than directly in their own names. As summarized below, there are some differences between being a stockholder of record and a beneficial owner.
Stockholder of record: If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are the stockholder of record, and these proxy materials are being sent directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals named on the proxy card or to vote at the Annual Meeting.

Beneficial owner: If your shares are held in a stock brokerage account or by a bank or other nominee, you are the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker or other nominee, considered to be the stockholder of record. As the beneficial owner, you have the right to tell your nominee how to vote, and you are also invited to attend the Annual Meeting virtually or in person. However, since you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you obtain a legal proxy from your nominee authorizing you to do so. Your nominee has sent you instructions on how to direct the nominee’s vote. You may vote by following those instructions and the instructions on the Notice.
How do stockholders vote?
If you are a stockholder of record, you may have your shares voted on matters presented at the Annual Meeting in any of the following ways:
•
During the meeting - You may attend the Annual Meeting virtually or in person and cast your vote then. If you have already voted online, by telephone or by mail, your vote at the Annual Meeting will supersede your prior vote.

•	By proxy - Stockholders of record have a choice of voting by proxy or during the virtual meeting:
○	over the Internet at www.virtualshareholdermeeting.com/NAPA2022;
○	by using a toll-free telephone number noted on your proxy card; or
○	by executing and returning a proxy card and mailing it in the postage-paid envelope provided. Please allow sufficient time for delivery of your proxy card if you decide to vote by mail.
If you properly cast your vote by either voting your proxy via Internet, telephone or by executing and returning the proxy card, and if your vote is not subsequently revoked by you, your vote will be voted in accordance with your instructions. If any other matter is presented, your proxy will vote in accordance with the proxy holders’ best judgment. At the time we mailed these proxy materials, we knew of no matters that needed to be acted on at the Annual Meeting other than those discussed in this Proxy Statement.
If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board. If you are a street name holder and wish to vote at the meeting, you must first obtain a proxy from your bank, broker or other holder of record authorizing you to vote.
A control number, located on your proxy card, is designed to verify your identity and allow you to vote your shares, and to confirm that your voting instructions have been properly recorded when voting over the Internet or by telephone. Please be aware that if you vote by telephone or Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible.
What is a proxy holder?
We are designating Alex Ryan, our President, Chief Executive Officer and Chairman of the Board, and Sean Sullivan, our Executive Vice President, Chief Administrative Officer and General Counsel, to hold and vote all properly-tendered proxies (except votes “withheld”). If you have indicated a vote, they will vote accordingly. If you have left a vote blank, they will vote as the Board recommends. While we do not expect any other business to come up for a vote, if it does, they will vote in their discretion. If a director nominee is unwilling or unable to serve, the proxy holders will vote in their discretion for an alternative nominee.
How does the Board recommend that I vote?
The Board recommends that you vote your shares:
•	“FOR” the election of the Board’s nominees;
•	“FOR” the ratification of the appointment of PwC;
•	“FOR” the advisory approval of the compensation of our named executive officers; and
•	To hold future advisory votes on the compensation of our named executive officers every “THREE YEARS”.

May my broker vote for me?
If your broker holds your shares in street name, the broker may vote your shares on routine matters even if it does not receive instructions from you. At the Annual Meeting, your broker may, without instructions from you, vote on Proposal 2 (the selection of PwC as the Company’s independent registered public accounting firm), but not on any of the other proposals.
What are abstentions and broker non-votes?
An abstention represents the action by a stockholder to refrain from voting “for” or “against” a proposal. “Broker non-votes” represent votes that could have been cast on a particular matter by a broker, as a stockholder of record, but that were not cast because the broker (i) lacked discretionary voting authority on the matter and did not receive voting instructions from the beneficial owner of the shares or (ii) had discretionary voting authority but nevertheless refrained from voting on the matter.
Can I change my vote or revoke my proxy?
Yes, you may change your vote after you send in your proxy card or vote your shares via the Internet or by telephone by following these procedures:
•	Entering a new vote online;
•	Entering a new vote by telephone;
•	Signing and returning a new proxy card bearing a later date, which will automatically revoke your earlier proxy instructions; or
•	Attending the Annual Meeting virtually or in person and voting during the meeting.
What constitutes a quorum for the Annual Meeting?
The presence at the meeting, in person or by proxy, of the holders of common stock representing a majority of the combined voting power of the outstanding shares of common stock on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, there were 115,046,793 shares of common stock outstanding, all of which are entitled to be voted at the Annual Meeting. Both abstentions and “broker non-votes” (when a broker does not have authority to vote on the proposal in question) are counted as present for the purpose of determining the presence of a quorum.
What vote is required to approve the election of directors (“Proposal 1”)?
Director nominees are elected by plurality vote. Therefore, if you do not vote for a nominee, or you “withhold” authority to vote for a nominee, your vote will not count either “for” or “against” the nominee. Broker non-votes will have no effect on the outcome of Proposal 1.
What vote is required to ratify the selection of PwC as the Company’s independent registered public accounting firm for Fiscal 2022 (“Proposal 2”)?
Proposal 2 will be approved if a majority of the votes cast affirmatively or negatively on the matter is cast “for” the proposal. You may vote “for” or “against,” or abstain from voting on Proposal 2. Abstentions and broker non-votes will have no effect on the outcome of Proposal 2.
What vote is required for the advisory approval of the compensation of our named executive officers (“Proposal 3”)?
Proposal 3 will be approved if a majority of the votes cast affirmatively or negatively on the matter is cast “for” the proposal. You may vote “for” or “against,” or abstain from voting on Proposal 3. Because the proposal to approve the compensation paid to named executive officers for the fiscal year ended July 31, 2021 is advisory, it will not be binding on us or the Board. However, the Compensation Committee of the Board expects to take into account the outcome of the vote when considering future executive compensation arrangements. Abstentions and broker non-votes will have no effect on the outcome of Proposal 3.

What vote is required for the advisory approval of the frequency of future stockholder advisory votes on the compensation of our named executive officers (“Proposal 4”)?
For the approval, on an advisory basis, of the frequency of future stockholder advisory votes on the compensation of our named executive officers, the frequency (1-year, 2-years or 3-years) receiving the highest number of votes cast at the Annual Meeting by stockholders entitled to vote thereon will be considered the frequency preferred by the stockholders. Because the proposal to approve the frequency of the stockholder votes on the compensation paid to named executive officers for the fiscal year ended July 31, 2021 is advisory, it will not be binding on us or the Board. Abstentions and broker non-votes will have no effect on the outcome of Proposal 4.
What does it mean if I receive more than one Notice?
You may receive more than one Notice if, for example, you hold your shares in multiple brokerage accounts. You must vote based on the instructions in each Notice separately.
How are votes counted?
Broadridge Financial Solutions, Inc. has been appointed to be the inspector of elections and in this capacity will supervise the voting, decide the validity of proxies and certify the results. We will publish final vote counts within four business days after the Annual Meeting on a Current Report on Form 8-K.
Is my vote confidential?
Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed, either within the Company or to third parties, except as necessary (i) to meet applicable legal requirements, (ii) to allow for tabulation and certification of the vote and (iii) to facilitate successful proxy solicitation by the Board.
Who pays for costs relating to the proxy materials and Annual Meeting?
The costs of preparing, assembling and mailing this Proxy Statement, the Notice of Annual Meeting of Stockholders and the enclosed Annual Report and proxy card, along with the cost of posting the proxy materials on a website, are borne by us. In addition to the use of mail, our directors, officers and employees may solicit proxies personally and by telephone and other electronic means. They will receive no compensation in addition to their regular salaries. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy materials to their principals and to request authority for the execution of proxies. We may reimburse these persons for their expenses in doing so.
Who can attend the Annual Meeting?
Any Company stockholder as of the close of business on the record date may attend the meeting virtually or in person. Stockholders must present a valid control number in order to be admitted to the meeting. Even if you plan to attend the meeting, please vote your shares by submitting a proxy.
Who should I call if I have any questions?
If you have any questions about the Annual Meeting, voting or your ownership of our common stock, please call Sean Sullivan at (707) 302-2658 or send an e-mail to proxy@duckhorn.com.

PROPOSAL NO. 1:
Election of Directors
Our business operates under the direction of the Board, which currently consists of seven directors. In accordance with our Restated Certificate of Incorporation, the Board consists of three classes of approximately equal size: Classes I, II, and III, with terms expiring in Fiscal 2022, the fiscal year ended July 31, 2023 (“Fiscal 2023”), and the fiscal year ended July 31, 2024 (“Fiscal 2024”), respectively. Alex Ryan, Daniel Costello and Deirdre Mahlan are the Class I directors whose terms expire at the Annual Meeting. The Board has nominated, and stockholders are being asked to reelect, Alex Ryan, Daniel Costello and Deirdre Mahlan for three-year terms expiring at our Fiscal 2025 annual meeting of stockholders. If elected, the nominees will each hold office until the conclusion of our Fiscal 2025 annual meeting of stockholders and a successor is duly elected and qualified or until earlier death, resignation, or removal.
Each of the three nominees currently serves as a director of the Company. The Board is not aware of any nominee who will be unable or unwilling to serve as a director if elected at the Annual Meeting. In the event that one or more nominees is unexpectedly not available to serve, proxies may be voted for another person nominated as a substitute by the Board, or the Board may reduce the number of directors to be elected at the Annual Meeting. Information relating to each nominee for election as director and for each continuing director, including period of service as a director of the Company, principal occupation and other biographical material, is shown later in this Proxy Statement.
The Board recommends a vote FOR the election of each of the nominees as director.

Board of Directors
The following table sets forth the name, age, and position, as of November 19, 2021, of individuals who currently serve as directors on the Board.
Name	Age	Position
Alex Ryan	55	President, Chief Executive Officer and Chairman
Daniel Costello	40	Director
Melanie Cox	61	Director
Charles Esserman	63	Director
Michelle Gloeckler	55	Director
Deirdre Mahlan	59	Director
James O’Hara	55	Director
Class I—Directors with Terms Expiring in Fiscal 2022
Alex Ryan has served as our President since 2005, our Chief Executive Officer since 2011 and our Chairman of the Board since 2012. Mr. Ryan previously served as our General Manager and Chief Operating Officer beginning in 2000. Mr. Ryan moved to St. Helena in 1976 and began working at Duckhorn part-time during high school and joined the Company full-time after earning his degree in viticulture from California State University at Fresno in 1988. Mr. Ryan was the Vineyard Manager throughout the early 1990s, and later became the Vice President of Vineyard and Winery Operations. In the years since he became President and Chief Executive Officer, Mr. Ryan successfully launched the Migration brand, featuring the first Chardonnay in the Company’s three-decade history, rolled out an expanded Decoy line, established Canvasback in Washington State and spearheaded the acquisitions of Calera Wine Company in 2017 and Kosta Browne in 2018. Mr. Ryan was honored as the Wine Enthusiast Wine Star Awards Wine Executive of the Year in 2018. We believe Mr. Ryan’s extensive knowledge of the wine industry and his experience as a member of our management team qualifies him to serve on our Board.
Daniel Costello has served as a director since 2016. Mr. Costello joined TSG Consumer Partners in 2007 and currently serves as Managing Director and member of the Investment Committee. Prior to TSG Consumer Partners, Mr. Costello served as an investment banker with Wachovia Securities. Mr. Costello holds a Bachelor of Science in finance from Miami University. We believe Mr. Costello’s experience as a managing director of a private equity firm and as a director of various companies qualifies him to serve on our Board.
Deirdre Mahlan has served as a director since 2021. From November 2015 to June 2020, she served as President of Diageo North America (which she joined in 2001), where she oversaw Diageo’s US and Canadian spirits and beer businesses. From October 2010 to October 2015, she served as Chief Financial Officer of Diageo plc, prior to which she was Deputy Chief Financial Officer after previously serving as Head of Tax and Treasury. Ms. Mahlan began her career at PricewaterhouseCoopers, where she gained experience in audit across a number of diversified global companies. She was appointed as a non-executive director of Experian plc in September 2012 and currently serves as the Audit Committee Chair. In September 2021 she joined the Board of Kimberly-Clark Corporation as a non-Executive Director where she sits as a member of its audit committee. Ms. Mahlan is a certified public accountant and received her Masters of Business Administration degree with a concentration in finance and international business from Columbia University, and her bachelor’s degree in accounting from New York University. We believe Ms. Mahlan’s financial expertise as chief financial officer and as a director of various companies qualifies her to serve on our Board.
Class II—Directors with Terms Expiring in Fiscal 2023
Melanie Cox has served as a director since 2021. Ms. Cox has served as the Chief Executive Officer of Backcountry.com LLC, a leading online retailer of premium outdoor sports gear and apparel, since June 2020. She has also served on its Board since March 2020. In July 2020, she was appointed to, and currently serves on, the Board, as well as the audit and compensation committees of Revolve Group, Inc. Prior to joining to Backcountry, she was an independent consultant to private equity firms including Apax Partners, Versa Capital Management, Guardian Capital Partners, Hitachi Consulting and was an operating executive at Prentice Capital Management and Cerberus Capital Management. She has held interim CEO roles in the skincare and medical device industries in addition to the fashion retail and wholesale segments Ms. Cox founded MBC Consulting and, from April 2017 until June 2020, and April 2009 until April 2015, Ms. Cox served as its Chief Executive Officer, where she advised private equity firms on retail strategy and diligence and also held interim chief executive officer roles at rue21 and American Laser Skincare. From April 2015 through March 2017, Ms. Cox served as managing director at Versa Capital Management, a private equity firm, where she also served as Chief Executive Officer on its behalf at Wet Seal. Each of rue21 and Wet Seal filed a voluntary petition under Chapter 11 of the U.S. Bankruptcy Code in May 2017 and February 2017, respectively. Prior to Versa Capital Management, Ms. Cox held executive-level positions at various companies and private equity firms, including Scoop NYC, Gymboree, Urban Outfitters, Contempo Casuals, Rave Stores, Prentice Capital and Cerberus Capital Management. Ms. Cox completed coursework in American studies at the University of Texas at Austin. We believe Ms. Cox’s operational experience as chief executive officer and as a director of various companies qualifies her to serve on our Board.
James O’Hara has served as a director since 2016. Mr. O’Hara joined TSG Consumer Partners in 1998 and currently serves as President and senior member of the Investment Committee. Mr. O’Hara is a former practicing corporate and securities attorney and a former consultant with Bain & Company. Mr. O’Hara holds a Bachelor of Arts degree in economics and philosophy and a JD, both from Georgetown University. We believe Mr. O’Hara’s experience as president of a private equity firm and as a director of various companies qualifies him to serve on our Board.
Class III—Directors with Terms Expiring in Fiscal 2024
Charles Esserman has served as a director since 2016. Mr. Esserman has over 30 years of private equity investment experience and co-founded TSG Consumer Partners, where he currently serves as Chief Executive Officer and Chair of the Investment Committee. Prior to TSG Consumer Partners, Mr. Esserman was with Bain & Company. Mr. Esserman holds a Bachelor of Science in Computer Science Engineering, with top honors, from the Massachusetts Institute of Technology and a Master of Business Administration degree from Stanford University, where he was an Arjay Miller Scholar. He has served on the Board of Advisors of the Stanford Graduate School of Business and the Board of Trust of Vanderbilt University. We believe Mr. Esserman’s experience as co-founder and chief executive officer of a private equity firm and as a director of various companies qualifies him to serve on our Board.
Michelle Gloeckler has served as a director since 2021. From August 2016 to January 2019, Ms. Gloeckler was the Chief Merchant and President International at Academy Sports and Outdoors, Inc. Previously, Ms. Gloeckler was an executive at Walmart from 2009 to 2016 and led Health & Wellness, Pharmacy, Consumables, Home and Grocery categories over her career. In addition, Ms. Gloeckler led the President’s Global Council of Women Leaders and the US Manufacturing commitment for Walmart. Prior to Walmart, Ms. Gloeckler spent 21 years at The Hershey Company in various sales and marketing executive roles. Since September 2019, Ms. Gloeckler has served on the Board of Directors of BJ’s Wholesale Club, where she sits on the nominating and governance committee. In July 2021, Ms. Gloeckler joined the Board of Holley Performance, where she was appointed to chair both its compensation and talent committee and nominating and governance committee. Ms. Gloeckler served on Benson Hill Board and audit committee from 2019 to 2021. Ms. Gloeckler is an advisor to Blendid, GO-2 Devices and is a member of the LSA Dean’s Advisory Council at University of Michigan. Ms. Gloeckler has served on various not for profit boards, including Walton Arts Center, NACDS, Komen of the Ozarks, Network of Executive Women (National Chair) and United Way. Ms. Gloeckler holds a Bachelor’s degree in Communication and Psychology from the University of Michigan. We believe Ms. Gloeckler’s experience in retail, CPG and her executive leadership qualifies her to serve on our Board.

Corporate Governance
Corporate Governance Highlights
Corporate governance is key to a strong and accountable Board. We strive to adopt practices that will promote the long-term interests of the Company and its stockholders, including the below examples.
✓	Accountability. Our Common Stock outstanding on the Record Date is entitled to one vote per matter presented to stockholders	✓	Annual Named Executive Officer Performance Evaluation by the Compensation Committee of the Board

✓	Clawback and Anti-Hedging Policies for Directors, Executive Officers and other Employees	✓	Limitation on Management Directors. Our CEO is the only member of management who serves as a director

✓	Regular Board and Committee Executive Sessions of Non-Management Directors	✓	Audit Committee Approval Required for Related Party Transactions

✓	“Pay for Performance” Philosophy Drives Executive Compensation	✓	No “Poison Pill” (Stockholder Rights Plan)

✓	Independent Executive Compensation Consultant	✓	Commitment to Diversity, Equity and Inclusion

✓	Risk Oversight by the Board and its Committees	✓	Established Whistleblower Policy

✓	Annual Board and Committee Self-Evaluations	✓	Commitment to Environmental, Social and Governance Leadership
Board Composition and Director Independence
Our business and affairs are managed under the direction of the Board. Our certificate of incorporation provides that our Board shall consist of at least three directors but not more than fifteen directors and that the number of directors may be fixed from time to time by resolution of our Board. Our Board is divided into three classes, as follows:
•	Class I, which consists of Alex Ryan, Daniel Costello and Deirdre Mahlan, whose terms will expire at our Fiscal 2022 annual meeting of stockholders;
•	Class II, which consists of Melanie Cox and James O’Hara, whose terms will expire at our Fiscal 2023 annual meeting of stockholders; and
•	Class III, which consists of Charles Esserman and Michelle Gloeckler, whose terms will expire at our Fiscal 2024 annual meeting of stockholders.
At this time, the Board believes that the classified board structure is in the best interest of the Company. The three-year term will ensure that at any given time the majority of the directors will have deep knowledge of the Company and a firm understanding of its goals, and it allows for continuity and stability of the Board, promoting the balance of long-term and short-term interests of the Company and its stockholders. The structure also safeguards the Company from third-party takeover attempts, as it will require a longer period to change majority control of the board. A classified board remains accountable to the Company’s stockholders. The directors continue to have a fiduciary responsibility to the stockholders, and the stockholders have the ability to elect one third of the Board annually to ensure their interests are represented.
Amendments to certain provisions of our certificate of incorporation and bylaws, including the classified board provision, require the approval of holders of at least 66 2/3% of the voting power of our outstanding shares of capital stock. The Company believes this heightened threshold is appropriate as it relates to fundamental elements of our corporate governance. The provision does not preclude changes being made to governing documents but rather it requires broad stockholder consensus in order to effect change. By requiring a 66 2/3% stockholder vote, the Board is better positioned to protect the Company from third-party takeover attempts and encourage those interested in acquiring the Company to negotiate directly with the Board.
Upon the expiration of the initial term of office for each class of directors, each director in such class shall be elected for a term of three years and serve until a successor is duly elected and qualified or until his or her earlier death, resignation or removal. Subject to the terms of the Stockholders Agreement, any additional directorships resulting from an increase in the number of directors or a vacancy may be filled by the directors then in office.
In connection with our IPO, we entered into a stockholders agreement with investment funds affiliated with TSG Consumer Partners, LLC (“TSG”) governing certain nomination rights with respect to our Board. Pursuant to the terms of the Stockholders Agreement, investment funds affiliated with TSG have the right to appoint a majority of the directors serving on our Board. Under the agreement, we are required to take all necessary action to cause the Board to include individuals designated by TSG in the slate of nominees recommended by the Board for election by our stockholders, as follows:
•	for so long as TSG owns at least 50% of the shares of our common stock held by TSG immediately prior to the completion of the IPO, TSG will be entitled to designate four individuals for nomination;
•
for so long as TSG owns less than 50% but at least 25% of the shares of our common stock held by TSG immediately prior to the completion of the IPO, TSG will be entitled to designate three individuals for nomination;

•
for so long as TSG owns less than 25% but at least 10% of the shares of our common stock held by TSG immediately prior to the completion of the IPO, TSG will be entitled to designate two individuals for nomination; and

•
for so long as TSG owns less than 10% but at least 5% of the shares of our common stock held by TSG immediately prior to the completion of the IPO, TSG will be entitled to designate one individual for nomination.

Investment funds affiliated with TSG also have the exclusive right to remove their designees and to fill vacancies created by the removal or resignation of their designees, and we are required to take all necessary action to cause such removals and fill such vacancies at the request of TSG.
We are a “controlled company” under the rules of the NYSE because more than 50% of the voting power of our common stock is held by investment funds affiliated with TSG. See “Principal and selling stockholders.” We rely upon the “controlled company” exception relating to the Board and committee independence requirements under the rules of the NYSE. Pursuant to this exception, we are exempt from the rules that would otherwise require that our Board consist of a majority of independent directors and that our Compensation Committee and Nominating and Corporate Governance Committee be composed entirely of independent directors. The “controlled company” exception does not modify the independence requirements for the Audit Committee, and we comply with the requirements of the Exchange Act and the rules of the NYSE, which require that our Audit Committee consist of a majority of independent directors at present, and exclusively of independent directors within one year following the effective date of our IPO.
Our Board has determined that Melanie Cox, Deirdre Mahlan and Michelle Gloeckler are independent directors under the rules of the NYSE. In making this determination, the Board considered the relationships that Melanie Cox, Deirdre Mahlan, and Michelle Gloeckler have with our Company and all other facts and circumstances that the Board deemed relevant in determining their independence, including ownership interests in us.
Annual Board and Committee Performance Review
Pursuant to our corporate governance guidelines, the Nominating and Corporate Governance Committee of the Board is responsible for reporting annually to the Board an evaluation of the overall performance of the Board. Additionally, the charters of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committees each provide that the respective committee is responsible for performing or participating in an annual evaluation of its performance, the results of which are presented to the Board.

Board Meetings, Attendance and Committees
Subsequent to our initial public offering, the Board met once during the fiscal year ended July 31, 2021 (“Fiscal 2021”). Each director attended the Board meeting and all of the meetings of the board committees on which such director served in Fiscal 2021 subsequent to our initial public offering. The Board and its committees also approved certain actions by unanimous written consent in lieu of a meeting.
It is our policy that our directors attend annual meetings of stockholders.
As of the date of this Proxy Statement, the Board has three standing committees: the Audit Committee; the Compensation Committee; and the Nominating and Corporate Governance Committee. Each of the committees operates under its own written charter adopted by the Board, each of which is available on our website at ir.duckhorn.com/governance.
Pursuant to the terms of our stockholders agreement, investment funds affiliated with TSG have the right to appoint a director to serve on each of our board committees, for so long as investment funds affiliated with TSG has the right to designate a director for nomination, subject to applicable laws and NYSE regulations.
Audit Committee
Our Audit Committee is composed of Daniel Costello, Michelle Gloeckler and Deirdre Mahlan, with Deirdre Mahlan serving as chairperson of the committee. Our Audit Committee has determined that Michelle Gloeckler and Deirdre Mahlan meet the definition of “independent director” under the rules of the NYSE and under Rule 10A-3 under the Exchange Act. Within one year following the effective date of our IPO, the Audit Committee will consist exclusively of independent directors. None of our Audit Committee members simultaneously serves on the Audit Committees of more than three public companies, including ours. Our Board has determined that Deirdre Mahlan is an “audit committee financial expert” within the meaning of the SEC’s regulations and applicable listing standards of the NYSE. Subsequent to our initial public offering, the Audit Committee met two times during Fiscal 2021. The Audit Committee’s responsibilities include:
•	appointing, approving the compensation of, and assessing the qualifications, performance and independence of our independent registered public accounting firm;
•	pre-approving audit and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;
•	reviewing the audit plan with the independent registered public accounting firm and members of management responsible for preparing our financial statements;
•
reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

•	reviewing the adequacy of our internal control over financial reporting;
•	reviewing all related person transactions for potential conflict of interest situations and approving all such transactions;
•	establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;
•
recommending, based upon the Audit Committee’s review and discussions with management and the independent registered public accounting firm, the inclusion of our audited financial statements in our Annual Report on Form 10-K;

•	reviewing and assessing the adequacy of the committee charter and submitting any changes to the Board for approval;
•	monitoring our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;
•	preparing the Audit Committee report required by the rules of the SEC to be included in our annual proxy statement; and

•	reviewing and discussing with management and our independent registered public accounting firm our earnings releases.
Compensation Committee
Our Compensation Committee is composed of Melanie Cox, Deirdre Mahlan and James O’Hara, with James O’Hara serving as chairperson of the committee. Subsequent to our initial public offering, the Compensation Committee met two times during Fiscal 2021. The Compensation Committee’s responsibilities include:
•
determining and approving the compensation of our chief executive officer, including annually reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer, and evaluating the performance of our chief executive officer in light of such corporate goals and objectives;

•	reviewing and approving the corporate goals and objectives relevant to the compensation of our other executive officers;
•	reviewing and approving the compensation of our other executive officers;
•	appointing, compensating and overseeing the work of any compensation consultant, legal counsel or other advisor retained by the Compensation Committee;
•	conducting the independence assessment outlined in the rules of the NYSE with respect to any compensation consultant, legal counsel or other advisor retained by the Compensation Committee;
•	reviewing and assessing the adequacy of the committee charter and submitting any changes to the Board for approval;
•	reviewing and establishing our overall management compensation philosophy and policy;
•	overseeing and administering our equity compensation and similar plans;
•	reviewing and approving our policies and procedures for the grant of equity-based awards and granting equity awards;
•	reviewing and making recommendations to the Board with respect to director compensation; and
•	reviewing and discussing with management the compensation discussion and analysis to be included in our annual proxy statement or Annual Report on Form 10-K.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee is composed of Daniel Costello, Melanie Cox and Michelle Gloeckler, with Daniel Costello serving as chairperson of the committee. Subsequent to our initial public offering, the Nominating and Corporate Governance Committee met two times during Fiscal 2021. The Nominating and Corporate Governance Committee’s responsibilities include:
•	developing and recommending to the Board criteria for board and committee membership;
•	establishing procedures for identifying and evaluating board of director candidates, including nominees recommended by stockholders;
•	identifying individuals qualified to become members of the Board;
•	recommending to the Board the persons to be nominated for election as directors and to each of the Board’s committees;
•	overseeing the Company’s environmental, social and governance (“ESG”) initiatives;
•	developing and recommending to the Board a set of corporate governance principles;
•	articulating to each director what is expected, including reference to the corporate governance principles and directors’ duties and responsibilities;
•	reviewing and recommending to the Board practices and policies with respect to directors;
•	reviewing and recommending to the Board the functions, duties and compositions of the committees of the Board;

•	reviewing and assessing the adequacy of the committee charter and submitting any changes to the Board for approval;
•	provide for new director orientation and continuing education for existing directors on a periodic basis;
•	performing an evaluation of the performance of the committee; and
•	overseeing the evaluation of the Board and management.
Board Oversight of Risk Management
While the full Board has the ultimate oversight responsibility for the risk management process, its committees oversee risk in certain specified areas. In particular, our Audit Committee oversees management of enterprise risks as well as financial risks. Our Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements and the incentives created by the compensation awards it administers. Our Nominating and Corporate Governance Committee oversees risks associated with corporate governance, business conduct and ethics, and is responsible for overseeing the review and approval of related party transactions. Pursuant to the Board’s instruction, management regularly reports on applicable risks to the relevant committee or the full Board, as appropriate, with additional review or reporting on risks conducted as needed or as requested by the Board and its committees.
Corporate Responsibility and Sustainability
We believe that we benefit when we actively evaluate ESG considerations as we make strategic decisions and evaluate risk. Our management team is committed to executing against our ESG goals, and our Executive Vice President, Chief Administrative Officer and General Counsel leads the goal development process and drives the execution of our initiatives. Our Board of Directors is tasked with oversight of our ESG initiatives, with our Nominating and Corporate Governance Committee receiving quarterly updates on the Company’s progress and risk assessment.
Over the course of the past year, we worked to structure our ESG strategy and reporting process through an evaluation of risks and opportunities identified by our stakeholders. We are organizing our work to focus on specific Sustainability Accounting Standard Board Standards and the United Nations Sustainable Development Goals. Please see our inaugural ESG Report to Stakeholders, which is being published in November 2021, for more information on these initiatives.
Compensation Committee Interlocks and Insider Participation
None of the members of our Compensation Committee has been one of our officers or employees. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the Board or Compensation Committee of any entity that has one or more executive officers serving on our Board or Compensation Committee. For a description of transactions between us and members of our Compensation Committee and affiliates of such members, see “Certain relationships and related party transactions.”
Code of Ethics
We have adopted a code of ethics that applies to all of our employees, including our principal executive officer and principal financial officer. Our code of ethics is available on our website at ir.duckhorn.com/governance. If we make any substantive amendments to the code of ethics or grant any waiver, including an implicit waiver, from a provision of the code of conduct to our officers, we will disclose the nature of such amendment or waiver on that website or in a report on Form 8-K.
Corporate Governance Guidelines
We believe that good corporate governance is important to ensure that we are managed for the long-term benefit of our stockholders. The Board has adopted a set of corporate governance guidelines to set clear parameters for the operation of the Board. Our corporate governance guidelines are available on our website at ir.duckhorn.com/governance.
Director Nomination Process
The Nominating and Corporate Governance Committee recommends, and the Board nominates, candidates to stand for election as directors. The Nominating and Corporate Governance Committee has the authority to engage search firms for the purpose of identifying highly qualified director candidates, for which such firms are paid a fee. Stockholders may also nominate persons to be elected as directors in accordance with our bylaws and applicable law, as described under “Additional Information—Requirements for Stockholder Proposals.”
Board Membership Criteria
We seek a Board that collectively possess the experiences, skills, backgrounds, and qualifications appropriate to function effectively in light of the Company’s current and evolving business circumstances. It is the policy of the Board that directors should possess strong personal and professional ethics, integrity, and values; be business savvy and genuinely interested in the Company; and be committed to representing the long-term interests of our stockholders. Our goal is a balanced and diverse Board, with members whose skills, background and experience are complementary and, together, cover the spectrum of areas that impact our business.
Stockholder Engagement
We value stockholder engagement and strive for regular communication with our stockholders throughout the year. In addition to engaging with stockholders through our quarterly earnings calls, we routinely participate in direct investor meetings and investment community conferences.
Communications with Directors
Stockholders and other interested parties wishing to communicate directly with the Board or individual directors may do so by writing to the Board or such individual c/o the Corporate Secretary, The Duckhorn Portfolio, Inc., 1201 Dowdell Lane Saint Helena, CA 94574. The Secretary will forward such communications to the Board or individual at or prior to the next meeting of the Board. The Secretary will not forward any communication determined in his good faith belief to be frivolous, unduly hostile, threatening or similarly unsuitable.

Proposal No. 2:
Ratification of Independent Registered Public Accounting Firm
The Audit Committee of the Board has appointed PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for Fiscal 2022. We are asking our stockholders to ratify this appointment.
SEC and NYSE regulations require our Audit Committee to engage, retain, and supervise our independent registered public accounting firm. Our Audit Committee annually reviews our independent registered public accounting firm’s independence, including reviewing all relationships between the independent registered public accounting firm and us and any disclosed relationships or services that may impact the objectivity and independence of the independent registered public accounting firm, and the independent registered public accounting firm’s performance. Although stockholder ratification is not required by applicable law nor by our bylaws, we are submitting our selection of PwC as our independent registered public accounting firm as a matter of good corporate governance.
We expect that representatives of PwC will be present at the meeting, that the representatives will have the opportunity to make a statement if they so desire, and that they will be available to respond to appropriate questions.
PwC has served as our independent registered public accounting firm since the fiscal year ended July 31, 2018.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Pursuant to the Audit Committee charter, the Audit Committee is responsible for the oversight of our accounting, reporting, and financial practices. The Audit Committee has the responsibility to select, appoint, engage, oversee, retain, evaluate, and terminate our external auditors; pre-approve all audit and non-audit services to be provided, consistent with all applicable laws, to us by our external auditors; and establish the fees and other compensation to be paid to our external auditors. During 2021, the Audit Committee pre-approved all audit and permitted non-audit services provided by PwC.
Principal Accountant Fees and Services
The following sets forth fees billed by PwC, for the audit of our annual financial statements and other services rendered for the fiscal years ended July 31, 2021 and July 31, 2020:
	Fiscal year ended July 31,
	2021	2020
Audit fees(a)	$2,827,500	$496,000
Audit-related fees(b)	90,802	49,131
Tax fees	—	—
All other fees	—	—
Total fees	$2,918,302	$545,131
(a)
Audit fees were for professional services rendered for the audit of our consolidated financial statements, reviews of the interim consolidated financial statements included in quarterly reports, the review of our Registration Statement on Form S-1 for our initial public offering and services that are normally provided by PwC in connection with the financial statement audit.

(b)
Audit-related fees were for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit fees.”

The Board recommends a vote FOR the ratification of the appointment of PwC as our independent registered public accounting firm for Fiscal 2022.

Executive Compensation
This section provides an overview of the compensation of our principal executive officer and our next two most highly-compensated executive officers for Fiscal 2021. We refer to these individuals as our named executive officers. Our named executive officers are:
•	Alex Ryan, our President, Chief Executive Officer and Chairman;
•	Lori Beaudoin, our Executive Vice President, Chief Financial Officer; and
•	Pete Przybylinski, our Executive Vice President, Chief Sales Officer.
Summary compensation table
The following table sets forth the compensation awarded to, earned by or paid to our named executive officers in respect of their service to us during Fiscal 2021 and, if applicable, the fiscal year ended July 31, 2020 (“Fiscal 2020”).
Name and principal position	Year	Salary ($)(1)	Bonus ($)(2)	Stock awards ($)(3)	Option awards ($)(4)	Nonequity incentive plan compensation ($)(5)	All other compensation ($)(6)	Total ($)
Alex Ryan	2021	564,910	—	2,031,480	1,652,673	764,720	81,778	5,095,561
President, Chief Executive Officer and Chairman	2020	530,450	252,871	—	—	—	53,045	836,366

Lori Beaudoin	2021	365,150	—	1,015,728	826,325	425,000	53,689	2,685,892
Executive Vice President, Chief Financial Officer	2020	339,900	140,039	—	—	—	37,590	517,529

Pete Przybylinski	2021	355,156	—	777,729	632,710	356,956	49,390	2,171,941
Executive Vice President, Chief Sales Officer(7)
(1)	The amounts reported for each named executive officer include contributions made by the executive to the Company’s 401(k) plan, described below.
(2)	The amounts reported in this column represent the annual bonuses paid to Mr. Ryan and Ms. Beaudoin with respect to Fiscal 2020.
(3)
The amounts reported in this column represent the grant date value of restricted stock units (“RSUs”) granted to our named executive officers in Fiscal 2021, computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The assumptions used to value the RSUs for this purpose are set forth in Note 15 (Equity-based compensation) to our consolidated financial statements included elsewhere in this Annual Report.

(4)
The amounts reported in this column represent the grant date value of options to purchase shares of our common stock granted to our named executive officers in Fiscal 2021, computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The assumptions used to value the options for this purpose are set forth in Note 15 (Equity-based compensation) to our consolidated financial statements included elsewhere in this Annual Report.

(5)	The amounts reported in this column represent the annual bonuses paid to our named executive officers with respect to Fiscal 2021.
(6)
The amounts reported in this column for Fiscal 2021 represent Company contributions to the Company’s 401(k) plan of $29,000 for each of our named executive officers and Company contributions to our nonqualified deferred compensation plan of $52,778 for Mr. Ryan, $21,089 for Ms. Beaudoin and $20,390 for Mr. Przybylinski. These plans are described in more detail under “Employee benefits” below. The amount reported in this column for Fiscal 2021 for Ms. Beaudoin also includes a $300 monthly payment ($3,600 in the aggregate) in lieu of Company-provided health and welfare benefits.

(7)	No amounts are reported in this table for Mr. Przybylinski for Fiscal 2020 because Mr. Przybylinski was not a named executive officer for that year.

Narrative disclosure to summary compensation table
Overview
Our executive compensation program is designed to attract, retain and reward key employees, to incentivize them based on the achievement of key performance goals, and to align their interests with the interests of our stockholders. The Compensation Committee of our Board is generally responsible for determining the compensation of our executive officers. Our Chief Executive Officer made recommendations to the Compensation Committee about the compensation of his direct reports, including Ms. Beaudoin and Mr. Przybylinski, in respect of Fiscal 2021.
Base salaries
Each of our named executive officers receives a base salary from us, which is subject to increase, from time to time, in the discretion of our Board or the Compensation Committee of our Board. During Fiscal 2021 prior to our IPO, the annual base salary for our named executive officers was $530,450 for Mr. Ryan, $346,700 for Ms. Beaudoin and $344,650 for Mr. Przybylinski. In connection with our IPO, Mr. Ryan’s annual base salary was increased to $630,000, Ms. Beaudoin’s annual base salary was increased to $400,000 and Mr. Przybylinski’s annual base salary was increased to $375,000.
Annual bonuses
Each of our named executive officers is eligible to receive an annual bonus under our bonus plan based on the achievement of Company performance goals. In Fiscal 2021, each of our named executive officers had a target annual bonus expressed as a percentage of his or her annual base salary, as follows: 100% for Mr. Ryan, 60% for Ms. Beaudoin and 50% for Mr. Przybylinski. Based on the Compensation Committee’s determination of performance over the course of 2021, each named executive officer's actual annual bonus paid for Fiscal 2021 was equal to approximately 200% of his or her target annual bonus. Our Fiscal 2021 annual bonus plan was based 80% on our achievement of annual adjusted EBITDA goals and 20% on our achievement of net sales goals. Following the finalization of our financial statements for Fiscal 2021, our Compensation Committee reviewed the Company's performance against these goals, as well as the Company's performance generally and the performance of our named executive officers, and determined to fund the bonus pool for Fiscal 2021 at 200% of the aggregate target annual bonuses for all bonus eligible employees in the Company. A portion of this pool was allocated among our named executive officers by our Compensation Committee after consultation with Mr. Ryan (other than with respect to his own bonus). The amounts paid to our named executive officers in respect of annual bonuses for Fiscal 2021 are reported under the “Nonequity incentive plan compensation” column in the “Summary compensation table” above.
Equity compensation
In connection with and following our IPO, each of our named executive officers was granted an option to purchase shares of our common stock and RSUs under the Duckhorn Portfolio, Inc. 2021 Equity Incentive Plan, or the 2021 Plan, in the following amounts:
Named executive officer	Grant date	Number of shares of common stock subject to option	Number of RSUs
Alex Ryan	March 17, 2021	278,833	92,944
	June 18, 2021	79,665	26,555
Lori Beaudoin	March 17, 2021	139,416	46,472
	June 18, 2021	39,831	13,277
Pete Przybylinski	March 17, 2021	106,750	35,583
	June 18, 2021	30,498	10,166
A portion of these offering awards were granted as of the consummation of our initial public offering and a portion of these awards were granted on June 18, 2021. Collectively, these initial public offering grants were intended to cover the post-initial public offering portion of Fiscal 2021 and Fiscal 2022 (approximately 1.5 years). Our Compensation Committee intends to next make equity awards to our named executive officers in October of 2022. The initial public offering equity awards, which were designed to deliver half of their value in RSUs and half in options, vest in four equal installments on each of the first four anniversaries of the vesting commencement date (which was March 17, 2021), generally subject to named executive officer’s continued employment with us through the applicable vesting date. In the event of a change in control of the Company (as defined in the award agreements) in which an acquiring or surviving entity assumes, continues or substitutes the options and/or RSUs, as applicable, if the named executive officer’s employment is terminated without cause or for good reason within 18 months following such change in control, the options and/or RSUs, as applicable, will become fully vested upon such termination. If the options and/or RSUs, as applicable, are not assumed, continued or substituted in connection with a change in control, the options and/or RSUs, as applicable, will become fully vested as of such change in control.
Prior to Fiscal 2021, each of our named executive officers was issued two separate grants of Class M Common Units of Mallard Holdco, LLC, a stockholder of the Company. In connection with our initial public offering, all vested and unvested Class M Common Units held by our named executive officers were redeemed by Mallard Holdco, LLC in exchange for shares of our common stock under our 2021 Plan (either restricted or unrestricted, depending on the vested status of the Class M Common Units at the time of the IPO, with the restricted shares subject to the same vesting schedule as the redeemed Class M Common Units). The Class M Common Units granted during Fiscal 2017 vested solely based on continued employment, with 20% of the underlying Class M Common Units vesting on each of the first five anniversaries of the applicable vesting commencement date of the award and with the award vesting in full on the fourth anniversary of the applicable vesting commencement date as a result of the initial public offering having occurred prior to such date. The Class M Common Units granted during Fiscal 2019 vested based on satisfaction of both employment- and performance-based vesting criteria. The employment-based vesting condition was satisfied upon continued employment, on the same five-year schedule (with the award vesting in full on the fourth anniversary of the applicable vesting commencement date as a result of the initial public offering having occurred prior to such date) as the awards granted in Fiscal 2017, and the performance-based vesting criteria were satisfied in connection with the initial public offering based on the offering price per share in the initial public offering.
The common stock or restricted common stock, as applicable, received by our named executive officers in connection with our initial public offering has the same aggregate value as the vested Class M Common Units or unvested Class M Common Units, as applicable.
See the “Outstanding equity awards at fiscal year-end table” below for more information regarding the outstanding equity awards held by our named executive officers as of July 31, 2021.
Agreements with our named executive officers
Each of our named executive officers is party to an amended and restated employment or letter agreement with us that sets forth the terms and conditions of his or her employment. The material terms of these agreements are summarized below. As used in the summary below, the terms “cause” and “good reason” have the meanings set forth in the applicable employment agreement.
Mr. Ryan. We entered into an amended and restated employment agreement with Mr. Ryan in March 2021. Under the agreement, Mr. Ryan is entitled to receive a base salary and is eligible to receive an annual bonus with a target equal to a percentage of his annual base salary, currently 100% of his annual base salary. If Mr. Ryan’s employment is terminated by us other than for cause or by Mr. Ryan for good reason, he will be entitled to receive base salary continuation for twelve months, reimbursement of Consolidated Omnibus Budget Reconciliation Act premiums for up to twelve months (based on the portion of monthly health premiums paid by us immediately prior to his termination), and any annual bonus for the fiscal year prior to the fiscal year in which such termination occurs, to the extent not yet paid, in each case, subject to his execution of a separation agreement containing a general release of claims.
Ms. Beaudoin. We entered into an amended and restated employment agreement with Ms. Beaudoin in March 2021. Under the agreement, Ms. Beaudoin is entitled to receive a base salary and is eligible to receive an annual bonus with a target equal to a percentage of her annual base salary, currently 60% of her annual base salary. If Ms. Beaudoin’s employment is terminated by us other than for cause or by Ms. Beaudoin for good reason, she will be entitled to receive base salary continuation for twelve months, reimbursement of COBRA premiums for up to twelve months (based on the portion of monthly health premiums paid by us immediately prior to her termination), and any annual bonus for the fiscal year prior to the fiscal year in which such termination occurs, to the extent not yet paid, in each case, subject to her execution of a separation agreement containing a general release of claims.
Mr. Przybylinski. We entered into an amended and restated employment agreement with Mr. Przybylinski in March 2021. Under the agreement, Mr. Przybylinski is entitled to receive a base salary and is eligible to receive an annual bonus with a target equal to a percentage of his annual base salary, currently 50% of his annual base salary. If Mr. Przybylinski’s employment is terminated by us other than for cause or by Mr. Przybylinski for good reason, he will be entitled to receive base salary continuation for twelve months, reimbursement of COBRA premiums for up to twelve months (based on the portion of monthly health premiums paid by us immediately prior to his termination), and any annual bonus for the fiscal year prior to the fiscal year in which such termination occurs, to the extent not yet paid, in each case, subject to his execution of a separation agreement containing a general release of claims.
Restrictive covenants. Under the amended and restated employment agreements, each of our named executive officers has agreed not to compete with us, solicit any customer, vendor, supplier or other business partner, or any prospective customer, vendor, supplier or other business partner or hire or engage any employee during the named executive officer’s employment. Each named executive has also agreed to not solicit any employee or independent contractor during and for one year following the named executive officer’s termination of employment, to a perpetual confidentiality covenant and to an assignment of intellectual property covenant.
Severance and change in control payments and benefits
Each of our named executive officers is entitled to severance payments and benefits under his or her amended and restated employment agreement upon a termination of employment in certain circumstances. These severance payments and benefits are described under “Agreements with our named executive officers” above. As described under “Equity compensation” above, options and RSUs may vest in connection with certain terminations of employment within 18 months following a change in control, as defined in the applicable agreement, if they are assumed in connection with such change in control and otherwise will vest upon such change in control transaction.
Employee benefits
We currently provide health and welfare benefits, including health, dental, vision, life and short- and long-term disability insurance, which are available to all of our full-time employees. In addition, we maintain a 401(k) retirement plan for the benefit of our full-time employees. We currently make an employer contribution to the 401(k) plan equal to 10% of the participant’s eligible compensation. Our named executive officers are eligible to participate in these plans on the same basis as our other full-time employees.
In addition, we maintain a nonqualified deferred compensation plan in which participants, including our named executive officers, receive employer contributions equal to the excess of the employer contribution they would have received under our 401(k) plan, but for Internal Revenue Service limits, over the employer contributions made on their behalf to the 401(k) plan.
Outstanding equity awards at fiscal year-end table
The following table sets forth information about the equity awards held by our named executive officers as of July 31, 2021.
	Option awards				Stock awards
Name	Number of securities underlying unexercised options exercisable (#)	Number of securities underlying unexercised options unexercisable (#)	Option exercise price ($/share)	Option expiration date	Number of shares of stock that have not vested (#)	Market value of shares of stock that have not vested ($)(1)
Alex Ryan	—	278,833	15.00	3/17/2031(2)	—	—
	—	79,665	24.00	6/18/2031(3)	—	—
	—	—	—	—	92,944(4)	2,041,980
	—	—	—	—	131,472(5)	2,888,440
	—	—	—	—	26,555(6)	583,413
Lori Beaudoin	—	139,416	15.00	3/17/2031(2)	—	—
	—	39,831	24.00	6/18/2031(3)	—	—
	—	—	—	—	46,472(4)	1,020,990
	—	—	—	—	68,003(5)	1,494,026
	—	—	—	—	13,277(6)	291,696
Pete Przybylinski	—	106,750	15.00	3/17/2031(2)	—	—
	—	30,498	24.00	6/18/2031(3)	—	—
	—	—	—	—	35,583(4)	781,759
	—	—	—	—	45,335(5)	996,010
	—	—	—	—	10,166(6)	223,347

(1)	Based on the closing price of a share of our common stock ($21.97) on July 30, 2021, the last trading day of Fiscal 2021.
(2)
Represents options granted on March 17, 2021 that vest in four equal installments on each of the first four anniversaries of the vesting commencement date (which was March 17, 2021), generally subject to the named executive officer’s continued service through the applicable vesting date.

(3)
Represents options granted on June 18, 2021 that vest in four equal installments on each of the first four anniversaries of the vesting commencement date (which was March 17, 2021), generally subject to the named executive officer’s continued service through the applicable vesting date.

(4)
Represents RSUs granted on March 17, 2021 that vest in four equal installments on each of the first four anniversaries of the vesting commencement date (which was March 17, 2021), generally subject to the named executive officer’s continued service through the applicable vesting date.

(5)
Represents shares of restricted stock received in exchange for unvested Class M Common Units of Mallard Holdco, LLC held by the named executive officer in connection with our initial public offering that remained unvested as of July 31, 2021, which vested as to 1/3 of the shares on August 1, 2021 and vest as to the remaining 2/3 of the shares on August 1, 2022, generally subject to the named executive officer’s continued service through such date.

(6)
Represents RSUs granted on June 18, 2021 that vest in four equal installments on each of the first four anniversaries of the vesting commencement date (which was March 17, 2021), generally subject to the named executive officer’s continued service through the applicable vesting date.

Director compensation
The following table sets forth the compensation awarded to, earned by or paid to the non-employee members of our Board in respect of their service to our Board during our Fiscal 2021. Mr. Ryan’s compensation for Fiscal 2021 is included in the “Summary compensation table” above and as described in the accompanying narrative description. Other than as set forth in the table below, we did not pay any compensation to any of the members of our Board for Fiscal 2021.
Name	Fees earned or paid in cash ($)(1)	Stock awards ($)(2)	Total ($)
Daniel Costello(3)	—	—	—
Melanie Cox(4)	29,916	105,000	134,916
Dan Duckhorn(5)	93,750	249,990	343,740
Charles Esserman(3)	—	—	—
Michelle Gloeckler(6)	15,218	72,483	87,701
Deirdre Mahlan(7)	32,907	105,000	137,907
James O'Hara(3)	—	—	—
(1)	The amount reported in this column represents cash fees earned in Fiscal 2021.
(2)
The amounts reported in this column represent the grant date value of RSUs granted to our non-employee directors in Fiscal 2021, computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The assumptions used to value the RSUs for this purpose are set forth in Note 15 (Equity-based compensation) to our consolidated financial statements included elsewhere in this Annual Report. As of July 31, 2021, the following current and former non-employee directors held unvested RSUs in the following amounts:

Non-employee director	Number of unvested RSUs
Melanie Cox	7,000
Dan Duckhorn	16,666
Michelle Gloeckler	4,417
Deirdre Mahlan	7,000
(3)
Messrs. Esserman, O’Hara and Costello are affiliated with TSG. Members of our Board who are affiliated with our investors do not receive compensation in respect of their service on our board. See “Certain relationships and related transactions.”

(4)	Ms. Cox joined the Board in March 2021.
(5)	Mr. Duckhorn retired from the Board on February 19, 2021 and remains an advisor to the Company.
(6)	Ms. Gloeckler joined the Board in May 2021.
(7)	Ms. Mahlan joined the Board in March 2021.

We have adopted a non-employee director compensation policy, which covers non-employee members of our Board who are not affiliated with our investors (“covered non-employee directors”). Under our non-employee director compensation policy, each covered non-employee director will receive an annual cash retainer for service to our Board and an additional annual cash retainer for service on any committee of our Board or for serving as the lead director or the chair of our Board or any of its committees in Fiscal 2022, in each case, prorated for partial years of service, as follows:
	Member	Lead director or committee chair
Annual cash retainer for Board members	$60,000	$75,000
Additional annual cash retainer for compensation committee	$8,500	$15,000
Additional annual cash retainer for nominating and corporate governance committee	$5,000	$10,000
Additional annual cash retainer for audit committee	$10,000	$20,000
Commencing in Fiscal 2022, each covered non-employee director will be granted RSUs having a grant date fair value of approximately $110,000, such RSUs to vest on the earlier of the first anniversary of the date of grant and the date of the next annual meeting of our stockholders, generally subject to the non-employee director’s continued service, through the applicable vesting date.
In connection with our IPO, each covered non-employee director who was then in service was granted 7,000 RSUs, such RSUs to vest on the earlier of the first anniversary of the date of grant and the date of the next annual meeting of our stockholders, generally subject to the non-employee director’s continued service through the applicable vesting date. In connection with her appointment in May 2021, Ms. Gloeckler was granted 4,417 RSUs, with the number of RSUs determined on a prorated basis based on the date of her appointment, which RSUs will vest on the earlier of the first anniversary of the date of grant and the date of the next annual meeting of our stockholders, generally subject to Ms. Gloeckler’s continued service through the vesting date. In connection with our IPO, Mr. Duckhorn received a grant of 16,666 RSUs, which will vest on the first anniversary of the date of grant.
Under our non-employee director compensation policy, each non-employee director is also entitled to reimbursement for reasonable travel and other expenses incurred in connection with attending meetings of our Board and any committee on which he or she serves.

Proposal No. 3:

Advisory Vote on Named Executive Officer Compensation
The Board is asking stockholders to vote to approve, on a non-binding advisory basis, the compensation of our named executive officers by voting “ FOR ” the following resolution:
“RESOLVED, that the stockholders of The Duckhorn Portfolio, Inc. APPROVE, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission.”
We maintain an executive compensation program that ties pay to performance and seeks to:
•	Provide base salaries that are consistent with similar positions in similar companies;
•	Directly connect incentive pay to company performance and achievement of corporate goals;
•	Align the interests of our named executive officers with those of our stockholders;
•	Provide benefits to our named executive officers that are generally the same as those provided to our other employees; and
•	Attract, motivate and retain talented executives in a competitive environment.
The Board is asking stockholders to support this proposal. This proposal will be approved if a majority of the votes cast affirmatively or negatively on the matter is cast “for” the proposal. Although the vote we are asking you to cast is advisory and non-binding, the Compensation Committee and the Board value the views of our stockholders as expressed in their votes. The Board and Compensation Committee will consider the outcome of the vote when determining future compensation arrangements for our named executive officers.
The Board recommends a vote FOR Proposal 3, Advisory Vote on Named Executive Officer Compensation.

Proposal No. 4:

Advisory Vote on the Frequency of Future Stockholder Advisory Votes on the Compensation of Our Named Executive Officers
The Dodd-Frank Act and Section 14A of the Exchange Act enable our stockholders to indicate their preference at least once every six years regarding how frequently we should solicit a non-binding advisory vote on the compensation of our named executive officers as disclosed in our proxy statement. Accordingly, we are asking our stockholders to indicate whether they would prefer an advisory vote every one year, two years or three years. Alternatively, stockholders may abstain from casting a vote.
The Board recommends that future non-binding advisory votes on compensation of our named executive officers be held every THREE YEARS. The Board believes that holding a vote every three years is the most appropriate option because (i) it would enable our stockholders to provide us with input regarding the compensation of our named executive officers on a more informed and thoughtful manner based on a long-term analysis of our compensation program; and (ii) it would avoid placing too much emphasis on the results or actions of a single year and would instead allow our stockholders to make a more meaningful evaluation of our performance compared to our compensation practices.
Stockholders are not voting to approve or disapprove the Board’s recommendation. Instead, stockholders may indicate their preference regarding the frequency of future non-binding advisory votes on the compensation of our named executive officers by selecting one year, two years, or three years. Stockholders that do not have a preference regarding the frequency of future advisory votes may abstain from voting on the proposal.
As an advisory vote, this proposal is not binding. However, the Board and Nominating and Corporate Governance Committee value the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when making future decisions regarding the frequency of holding future non-binding advisory votes on the compensation of our named executive officers.
The Board recommends a vote to hold future stockholder advisory votes on the compensation of our named executive officers every THREE YEARS.

Executive Officers
Below is a list of the names, ages, positions, and a brief account of the business experience of the individuals who serve as our executive officers as of November 19, 2021.
Name	Age	Position
Alex Ryan(1)	55	President, Chief Executive Officer and Chairman
Lori Beaudoin	61	Executive Vice President, Chief Financial Officer
Sean Sullivan	41	Executive Vice President, Chief Administrative Officer and General Counsel
Pete Przybylinski	54	Executive Vice President, Chief Sales Officer
Zach Rasmuson	48	Executive Vice President, Chief Operating Officer
Carol Reber	53	Executive Vice President, Chief Marketing and DTC Officer
(1)	See “Board of Directors” for a description of Alex Ryan’s experience.
Lori Beaudoin has served as our Executive Vice President, Chief Financial Officer since June 2009, and leads the accounting, financial reporting, financial planning and analysis, SEC reporting and IT teams. From 2007 to 2009, Ms. Beaudoin served as Chief Financial Officer of the personal care segment of Hain Celestial Group, Inc. Prior to that role, Ms. Beaudoin served as Chief Financial Officer of Avalon Natural Products, Inc., a sponsor-backed consumer goods company. Ms. Beaudoin began her career in public accounting and has more than two decades of experience guiding sponsor-backed, growth-oriented consumer products companies. Ms. Beaudoin is a Certified Public Accountant and received her bachelor’s degree in Accounting from the University of Idaho.
Sean Sullivan has served as our Executive Vice President, Chief Administrative Officer and General Counsel since February 2019, after having previously advised the Company and our Board as outside counsel from 2007 to 2016. He leads the legal, investor relations, M&A, governmental relations, human resources, safety and risk management teams. From 2012 to 2019, Mr. Sullivan was an attorney at Gibson, Dunn & Crutcher LLP. Prior to that, Mr. Sullivan worked as an investment banker at Credit Suisse Group AG’s technology, media and telecom group. Mr. Sullivan received a JD from Columbia Law School and Bachelor of Arts degrees in economics and politics from St. Mary’s College.
Pete Przybylinski has served as our Executive Vice President, Chief Sales Officer since July of 2010. Mr. Przybylinski leads our wholesale sales team and focuses his efforts on team leadership, distributor management and executive-level strategy development. Prior to his current role, he held a number of sales roles of increasing responsibility in the organization since joining Duckhorn in 1995. Mr. Przybylinski holds a Bachelor of Business Administration in Risk Management and Insurance from the University of Georgia, Terry College of Business.
Zach Rasmuson has served as our Executive Vice President, Chief Operating Officer since 2012, after serving as the winemaker and general manager for Goldeneye since joining the Company in 2003. Previously, Mr. Rasmuson worked for wineries such as Stag’s Leap Wine Cellars, Robert Sinskey Vineyards and Husch Vineyards. Mr. Rasmuson received his bachelor’s degree from St. John’s College.
Carol Reber has served as our Executive Vice President, Chief Marketing and DTC Officer since 2010. Ms. Reber leads our marketing and DTC teams and focuses her efforts on team development, portfolio development, consumer marketing, trade marketing and guest experiences. She has more than two decades of experience guiding growth at entertainment and beverage-alcohol companies, including roles at E. & J. Gallo, Treasury Wine Estates and the Walt Disney Company. Ms. Reber holds a Master of Business Administration degree from Northwestern University, Kellogg School of Management and a bachelor’s degree in psychology from the University of California, San Diego.

Security Ownership of Certain Beneficial Owners and Management
and Related Stockholder Matters
Beneficial Ownership
The following table sets forth information with respect to the beneficial ownership of our common stock common stock for (a) each person, or group of affiliated persons, known by us to beneficially own beneficially more than 5% of our outstanding shares of our common stock, (b) each member of the Board, (c) each of our named executive officers and (d) all of our directors and executive officers as a group. For our directors and officers, the information is as of November 19, 2021. For other stockholders who beneficially own more than 5% of our outstanding shares of our common stock, the shares owned are as of the dates provided in the most recent filings made by such stockholder with the SEC.
Beneficial ownership is determined in accordance with SEC rules. The information is not necessarily indicative of beneficial ownership for any other purpose. In general, under these rules a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares voting power or investment power with respect to such security. A person is also deemed to be a beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days. To our knowledge, except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of our common stock beneficially owned by that person.
The percentage of shares beneficially owned is computed on the basis of 115,046,793 shares of common stock outstanding as of November 19, 2021. Unless otherwise indicated below, the address for each beneficial owner listed is c/o The Duckhorn Portfolio, Inc., 1201 Dowdell Lane Saint Helena, CA 94574.
Pursuant to the terms of the stockholders agreement entered into by the Company and certain of our stockholders in connection with our initial public offering (the “Stockholders Agreement”), investment funds affiliated with TSG have the right to appoint a majority of the directors serving on our board. Under the agreement, we are required to take all necessary action to cause the Board to include individuals designated by TSG in the slate of nominees recommended by the Board for election by our stockholders. Investment funds affiliated with TSG also have the exclusive right to remove their designees and to fill vacancies created by the removal or resignation of their designees, and we are required to take all necessary action to cause such removals and fill such vacancies at the request of TSG.
	Common Stock beneficially owned[11]
Name of beneficial owner	Number	Percentage
5% stockholders:
Mallard Holdco, LLC(1)	74,150,301	64.5%

Directors and named executive officers:
Alex Ryan(2)	1,666,123	1.4%
Lori Beaudoin(3)	849,595	*
Daniel Costello(4)	—	*
Melanie Cox(5)	7,000	*
Charles Esserman(4)	—	*
Michelle Gloeckler(5)	4,417	*
Deirdre Mahlan(5)	7,000	*
James O’Hara(4)	—	*
Pete Przybylinski(6)	509,897	*
Zach Rasmuson(7)	522,009	*
Carol Reber(8)	531,592	*
Sean Sullivan(9)	162,514	*
All executive officers and directors as a group (12 persons)	4,260,147	3.7%
(*)	Represents beneficial ownership or voting power of less than 1%.
(1)
Consists of 74,150,301 shares of common stock, held directly by Mallard Holdco, LLC. Voting and investment decisions with respect to securities held by Mallard Holdco, LLC are made by a committee of three or more individuals, none of whom individually has the power to direct such decisions. The address of Mallard Holdco, LLC is c/o TSG Consumer Partners, LLC, 600 Montgomery Street, Suite 2900, San Francisco, CA 94111.

(2)	Includes 87,648 shares of restricted stock subject to a time-based vesting condition that vest on August 1, 2022, held by the Alex and Jeanine Ryan 2015 Revocable Trust, for which Mr. Ryan is trustee.
(3)
Includes 45,335 shares of restricted stock subject to a time-based vesting condition that vest on August 1, 2022, held by the Brian and Lori Beaudoin Trust 2005, as amended and restated in 2012, for which Ms. Beaudoin is trustee.

(4)
Does not include shares of common stock beneficially owned by Mallard Holdco, LLC. Mr. Esserman is Chief Executive Officer of TSG, Mr. O’Hara is President of TSG and Mr. Costello is Managing Director of TSG, and therefore may be deemed to beneficially own such shares, however each disclaims beneficial ownership of such shares.

(5)	These shares are subject to a time-based vesting condition that vests at the Annual Meeting of Stockholders on January 18, 2022.
(6)
Includes 30,224 shares of restricted stock subject to a time-based vesting condition that vest on August 1, 2022, held by The Przybylinski Family Trust dated July 24, 2006, for which Mr. Przybylinski is trustee.

(7)	Includes 30,224 shares of restricted stock subject to a time-based vesting condition that vest on August 1, 2022, held by Mr. Rasmuson.
(8)
Includes 30,224 shares of restricted stock subject to a time-based vesting condition that vest on August 1, 2022, held by The Robert and Carol Reber Revocable Living Trust, for which Ms. Reber is trustee.

(9)	Includes 42,503 shares of restricted stock subject to a time-based vesting condition that vest on August 1, 2022, held by Mr. Sullivan.
Section 16(a) Reporting
Section 16(a) of the Exchange Act requires that our directors, executive officers, and greater than 10% stockholders file reports with the SEC relating to their initial beneficial ownership of our securities and any subsequent changes. These reports are commonly referred to as Form 3, Form 4 and Form 5 reports. They must also provide us with copies of the reports.
Based solely on a review of the copies of such forms in our possession, and on written representations from the reporting persons, we believe that all of these reporting persons complied with their filing requirements for the fiscal year ended July 31, 2021.

Certain Relationships and Related Party Transactions
Related Party Agreements in Effect Prior to our IPO
Services agreement
On October 14, 2016, we entered into a services agreement with Mallard Management, LLC, an affiliate of TSG (the “Management Company”), pursuant to which the Management Company has provided certain management and advisory services to Mallard Holdco, LLC and certain of its subsidiaries, including the Company (the “Mallard Parties”). In exchange for these services, the Mallard Parties reimburses the Management Company for reasonable out-of-pocket expenses incurred by it relating to operations of the Mallard Parties and in connection with the provision of services pursuant to the management agreement. In Fiscal 2021 and Fiscal 2020, we paid $12,136 and $6,798, respectively, in respect of reimbursable expenses payable to the Management Company under the services agreement. In addition, we agreed to indemnify the Management Company and certain persons affiliated with the Management Company to the fullest extent permitted by law from and against all losses arising from the Management Company’s performance under the services agreement.
The services agreement automatically terminated in connection with the IPO.
Grape purchase agreement
On May 16, 2016, we entered into grape purchase agreement with Alex Ryan, our President, Chief Executive Officer and Chairman, to purchase up to 25 tons of Merlot grapes per year at the then-current market price, subject to annual adjustment to reflect changes in market prices. The agreement was amended in August 2017. The agreement may be terminated by either party, effective at the conclusion of any harvest year, upon delivery of written notice on or prior to March 1 of such year. In Fiscal 2021, we paid Mr. Ryan $55,372 pursuant to the grape purchase agreement.
Recapitalization Transactions in Connection with our IPO
These summaries do not purport to be complete descriptions of all of the provisions of the documents relating to the recapitalization transactions, and they are qualified in their entirety by reference to the complete text of agreements which have been filed with the SEC. For information on how to obtain copies of these agreements or other exhibits, see the section entitled “Item 1, Business-Available information” in our Fiscal 2021 Annual Report on Form 10-K.
Stockholders Agreement
In connection with our IPO, we entered into a stockholders agreement with investment funds affiliated with TSG. Pursuant to the stockholders agreement, we are required to take all necessary action to cause the Board and its committees to include director candidates designated by TSG in the slate of director nominees recommended by the Board for election by our stockholders. These nomination rights are described in this proxy statement in the sections titled “Management—Board Composition and Director Independence” and “Management—Board Committees.” The stockholders agreement also provides that we will obtain customary director indemnity insurance.
Registration Rights Agreement
In connection with our IPO, we entered into a registration rights agreement with investment funds affiliated with TSG. The registration rights agreement provides TSG with certain demand registration rights, including shelf registration rights, in respect of any shares of our common stock held by it, subject to certain conditions. In addition, in the event that we register additional shares of common stock for sale to the public, we are required to give notice of such registration to TSG, and, subject to certain limitations, include shares of common stock held by them in such registration. The agreement includes customary indemnification provisions in favor of TSG, any person who is or might be deemed a control person (within the meaning of the Securities Act and the Exchange Act) and related parties against certain losses and liabilities (including reasonable costs of investigation and legal expenses) arising out of or based upon any filing or other disclosure made by us under the securities laws relating to any such registration.
Indemnification Agreements
Prior to the completion of our IPO, we entered into indemnification agreements with each of our directors. These agreements require us to indemnify these individuals and, in certain cases, affiliates of such individuals, to the fullest extent permissible under Delaware law against liabilities that may arise by reason of their service to us or at our direction, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, we have been informed that in the opinion of the SEC such indemnification is against public policy and is therefore unenforceable.
Employment Agreements
We have entered into employment agreements with our named executive officers. For more information regarding the agreements with our named executive officers, see “Executive and director compensation— Agreements with our named executive officers.”
Related Party Transactions Policy
In connection with our IPO, we adopted a policy with respect to the review, approval and ratification of related person transactions. Under the policy, our Audit Committee is responsible for reviewing and approving related person transactions. In the course of its review and approval of related person transactions, our Audit Committee will consider the relevant facts and circumstances to decide whether to approve such transactions.

Audit Committee Report
The Audit Committee has reviewed and discussed our audited financial statements for the fiscal year ended July 31, 2021 with management.
The Audit Committee has discussed with our independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and SEC.
The Audit Committee has received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence.
Based on these reviews and discussions, the Audit Committee recommended to the Board that our audited financial statements be included in our Fiscal 2021 Annual Report on Form 10-K for filing with the SEC.
The Audit Committee has also appointed PwC as the Company’s independent registered public accounting firm for Fiscal 2022.
Respectfully submitted,

THE AUDIT COMMITTEE

Daniel Costello
Michelle Gloeckler
Deirdre Mahlan

Additional Information
Requirements for Stockholder Proposals to be Considered for Inclusion in our Proxy Materials
Pursuant to SEC Rule 14a-8, certain stockholder proposals may be eligible for inclusion in the Company’s proxy statement for the Fiscal 2023 annual meeting of stockholders. To be considered for inclusion in next year’s proxy statement, stockholder proposals must be received by our Corporate Secretary at our principal executive offices no later than the close of business on July 26, 2022.
Requirements for Stockholder Proposals to be Brought Before an Annual Meeting
Our bylaws provide that, for stockholder nominations to the Board or other proposals to be considered at an annual meeting, the stockholder must have given timely notice thereof in writing to the Corporate Secretary at The Duckhorn Portfolio, Inc. 1201 Dowdell Lane Saint Helena, CA 94574. To be timely, the stockholder’s notice must be delivered to or mailed and received by us not earlier than the close of business on the 120th day nor later than the close of business on the 90th day prior to the anniversary date of the prior year’s annual meeting, except that if the annual meeting is set for a date that is not within 30 days before or after such anniversary date, we must receive the notice not later than the close of business on the tenth day following the day on which we first provide notice or public disclosure of the date of the Annual Meeting. Assuming the date of our Fiscal 2023 annual meeting is not so advanced or delayed, stockholders who wish to make a proposal at the Fiscal 2023 annual meeting must notify us no earlier than September 20, 2023 and no later than October 20, 2023. Such notice must provide the information required by our bylaws with respect to each matter the stockholder proposes to bring before the Fiscal 2023 annual meeting. If you wish to obtain a free copy of our bylaws, please contact Investor Relations at The Duckhorn Portfolio, Inc., 1201 Dowdell Lane Saint Helena, CA 94574, or by email at ir@duckhorn.com.
Incorporation by Reference
To the extent that this Proxy Statement is incorporated by reference into any other filing by the Company under the Securities Act or the Exchange Act, the sections of this Proxy Statement entitled and “Audit Committee Report” will not be deemed incorporated, unless otherwise specifically provided in such filing.
A copy of the Company’s Annual Report on Form 10-K for the year ended July 31, 2021, as filed with the SEC, may be obtained by stockholders without charge by written or oral request, or may be accessed on the Internet at www.sec.gov or www.duckhorn.com.
Householding
Under the rules adopted by the SEC, we may deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of these documents was delivered. If you prefer to receive separate copies of the proxy statement or annual report, contact Broadridge Financial Solutions, Inc. by calling 1-866-540-7095 or in writing at 51 Mercedes Way, Edgewood, New York 11717, Attention: Householding Department.
In addition, if you currently are a stockholder who shares an address with another stockholder and would like to receive only one copy of future notices and proxy materials for your household, you may notify your broker if your shares are held in a brokerage account or you may notify us if you hold registered shares. Registered stockholders may notify us by contacting Broadridge Financial Solutions, Inc. at the above telephone number or address.
Voting by Telephone or the Internet
Provision has been made for you to vote your shares of common stock by telephone or via the Internet. You may also vote your shares by mail. Please see the proxy card or voting instruction form accompanying this Proxy Statement for specific instructions on how to cast your vote by any of these methods.
Submitting your vote by telephone or via the Internet will not affect your right to vote during the meeting should you decide to attend the Annual Meeting virtually or in person.

The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly. The Company has been advised that the Internet voting procedures that have been made available to you are consistent with the requirements of applicable law. Stockholders voting by phone or via the Internet should understand that there may be costs associated, such as usage charges from Internet access providers and telephone companies, which must be borne by the stockholder.
Other Matters
The Board does not know of any other matters that are to be presented for action at the Annual Meeting. If any other matters properly come before the Annual Meeting or any adjournments or postponements thereof, the people named as proxies will have discretion to vote thereon.

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on January 17, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/NAPA2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on January 17, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D63326-P63785

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE DUCKHORN PORTFOLIO, INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Alex Ryan	☐	☐	☐
1b. Daniel Costello	☐	☐	☐
1c. Deirdre Mahlan	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.	**For**	**Against**	**Abstain**
2. Ratification of the Appointment of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm for Fiscal 2022.	☐	☐	☐
3. Advisory Vote to Approve Named Executive Officer Compensation.	☐	☐	☐

The Board of Directors recommends you vote 3 YEARS on the following proposal:	**3 Years**	**2 Years**	**1 Year**	**Abstain**
4. Advisory Vote to Approve the Frequency of Future Stockholder Advisory Votes on Compensation of Named Executive Officers.	☐	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice & Proxy Statement and Form 10-K are available at www.proxyvote.com.

D63327-P63785

THE DUCKHORN PORTFOLIO, INC.
Annual Meeting of Stockholders
January 18, 2022 9:30 AM PST
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Alex Ryan and Sean Sullivan, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of THE DUCKHORN PORTFOLIO, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:30 AM, PST on January 18, 2022, at www.virtualshareholdermeeting.com/NAPA2022, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side